Exhibit 99.2

THE RBA GROUP, INC., ENGINEERS,
ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED FINANCIAL REPORT

JUNE 30, 2015

(unaudited)

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors

The RBA Group, Inc., Engineers, Architects and Planners, et al

Report on the Financial Statements

We have reviewed the accompanying consolidated balance sheet of The RBA Group, Inc., Engineers, Architects and Planners, et al (T/A The RBA Group) (collectively the “Company”), as of June 30, 2015, and the related consolidated statements of income, for the three months ended June 30, 2015 and 2014, and the nine months ended June 30, 2015 and 2014 and changes in equity and cash flows for the nine months ended June 30, 2015 and 2014.

Management's Responsibility for the Financial Information

The Company's management is responsible for the preparation and fair presentation of the interim consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim consolidated financial information in accordance with the accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim consolidated financial information. A review of interim consolidated financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the consolidated financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Supplementary Information

Our reviews were made primarily for the purpose of obtaining a basis for reporting whether we are aware of any material modifications that should be made to the interim consolidated financial information in order for them to be in conformity with accounting principles generally accepted in the United States of America through performing limited procedures. The accompanying supplementary information included in the accompanying Schedules on pages 16 and 17, which is the responsibility of management, is presented for purposes of additional analysis and is not a required part of the interim consolidated financial information. The supplementary information has been subjected to the limited procedures applied in the review of the interim consolidated financial information, and we did not become aware of any material modifications that should be made to such information.

WISS & COMPANY, LLP

Livingston, New Jersey

September 4, 2015

 THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED BALANCE SHEET

JUNE 30, 2015

(unaudited)

ASSETS
CURRENT ASSETS:
Cash	$337,486
Securities available-for-sale	1,867,178
Accounts receivable, less allowance for doubtful accounts of $317,323	11,184,703
Unbilled receivables	1,629,497
Prepaid expenses and other current assets	334,278
Prepaid income taxes	29,962
Deferred income taxes	1,270,000
Total Current Assets	16,653,104

PROPERTY AND EQUIPMENT, NET	591,557

OTHER ASSETS:
Deposits and other assets	93,027
Computer software, less accumulated amortization of $708,507	100,633
193,660
$17,438,321
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Note payable to bank	$2,875,000
Current maturities of long-term debt	681,260
Accounts payable	707,888
Accrued expenses	2,637,377
Payable to subconsultants	3,289,845
Deferred compensation payable	1,867,178
Total Current Liabilities	12,058,548

OTHER LIABILITIES:
Long-term debt, less current maturities	643,420
Deferred income taxes	303,000
946,420
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock - 40,000 shares authorized and issued, 39,245 outstanding	159,908
Additional paid-in capital	225,380
Retained earnings	4,300,417
4,685,705
Cost of common stock held in treasury	(69,769)
Stock subscriptions receivable	(182,583)
Total Stockholders' Equity	4,433,353
$17,438,321

See accompanying notes to consolidated financial statements

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

REVENUES	$9,907,410	$9,737,628	$26,373,693	$27,933,261

OPERATING EXPENSES:
Direct expenses (Schedule 1)	6,006,390	5,510,046	14,775,722	16,078,793
Indirect and administrative expenses (Schedule 2)	3,829,238	3,985,344	11,249,773	10,503,107
	9,835,628	9,495,390	26,025,495	26,581,900

OPERATING INCOME	71,782	242,238	348,198	1,351,361
OTHER (EXPENSES) INCOME:
Interest expense, net	(25,168)	(25,339)	(75,679)	(74,669)
Loss on disposal of equipment	-	-	(43,583)	-
Other (expense) income	(577)	-	5,193	176
	(25,745)	(25,339)	(114,069)	(74,493)

CONSOLIDATED INCOME BEFORE INCOME TAXES	46,037	216,899	234,129	1,276,868

INCOME TAXES:
Current	32,247	84,502	164,000	497,458
Deferred	(14,747)	1,001	(75,000)	5,892
	17,500	85,503	89,000	503,350
CONSOLIDATED NET INCOME	$28,537	$131,396	$145,129	$773,518

See accompanying notes to consolidated financial statements

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(unaudited)

	Common Stock
	No Par
	Number
	of Shares		Additional		Treasury Stock
	Authorized		Paid-in	Retained	Number		Subscriptions
	and Issued	Amount	Capital	Earnings	of Shares	Amount	Receivable

BALANCES, SEPTEMBER 30, 2014	40,000	$159,908	$225,380	$4,155,288	(755)	$(69,769)	$(284,769)

NINE MONTHS ENDED JUNE 30, 2015:
Repayments of subscriptions receivable	-	-	-	-	-	-	102,186
Consolidated net income	-	-	-	145,129	-	-	-
BALANCE JUNE 30, 2015	40,000	$159,908	$225,380	$4,300,417	(755)	$(69,769)	$(182,583)

See accompanying notes to consolidated financial statements

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$145,129	$773,518
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	123,881	115,875
Loss on disposal of equipment	43,583	-
Provision for losses on accounts receivable	40,500	67,500
Deferred income taxes	(75,000)	5,892
Changes in operating assets and liabilities:
Accounts receivable	(1,166,405)	(2,571,418)
Unbilled receivables	(934,764)	(850,909)
Prepaid expenses and other current assets	(74,541)	411
Prepaid income taxes and income taxes payable	(3,749)	19,680
Deposits and other assets	4,341	(61,902)
Accounts payable	69,273	2,058,377
Accrued expenses	(203,825)	(308,896)
Payable to subconsultants	625,255	(1,251,554)
Net cash flows from operating activities	(1,406,322)	(2,003,426)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(91,219)	(64,828)
Purchases of computer software	(30,223)	(40,325)
Sales of securities available-for-sale	151,924	133,578
Deferred compensation payable	35,000	(13,967)
Purchases of securities available-for-sale	(186,924)	(173,891)
Net cash flows from investing activities	(121,442)	(159,433)

CASH FLOWS FROM FINANCING ACTIVITIES:
Note payable to bank - net	2,125,000	2,253,488
Payments on long-term debt	(464,566)	(423,981)
Collection of subscriptions receivable	102,186	319,083
Net cash flows from financing activities	1,762,620	2,148,590

NET CHANGE IN CASH AND EQUIVALENTS	234,856	(14,269)

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	102,630	45,634

CASH AND EQUIVALENTS, END OF PERIOD	$337,486	$31,365

See accompanying notes to consolidated financial statements

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(Continued)

	Nine Months Ended June 30,
	2015	2014
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$88,479	$74,669
Income taxes paid	$167,749	$503,350

NONCASH INVESTING AND FINANCING ACTIVITY -
Notes issued for purchases of equipment	$385,190	$-

See accompanying notes to consolidated financial statements

Schedule 1

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

SUPPLEMENTARY INFORMATION

CONSOLIDATED SCHEDULE OF DIRECT EXPENSES

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Direct payroll	$3,229,746	$3,235,023	$9,383,592	$9,044,478
Other direct costs	1,040,789	220,175	1,476,797	571,191
Subconsultants	1,735,855	2,054,848	3,915,333	6,463,124
	$6,006,390	$5,510,046	$14,775,722	$16,078,793

Schedule 2

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

SUPPLEMENTARY INFORMATION

CONSOLIDATED SCHEDULE OF INDIRECT AND ADMINISTRATIVE EXPENSES

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014

Administrative salaries	$620,849	$1,204,378	$1,937,413	$2,416,870
Indirect payroll	587,944	472,996	1,905,436	1,320,085
Vacation, sick and holiday payroll	494,222	434,947	1,421,437	1,372,488
Payroll taxes	503,325	432,427	1,295,736	1,131,576
Health insurance and other employee benefits	531,808	459,630	1,659,296	1,458,842
Rent and utilities	490,144	403,258	1,363,512	1,194,857
Office	150,301	146,504	445,451	428,269
Automobile	92,517	101,174	264,838	283,434
Insurance and claims	123,871	81,000	270,871	225,960
Professional fees	59,590	75,702	206,548	170,459
Depreciation and amortization	53,321	38,625	123,881	115,875
Telephone	34,311	50,647	105,587	140,503
Bad debts	13,500	16,500	40,500	67,500
General	54,446	39,151	157,804	105,592
Travel and entertainment	13,789	24,685	44,638	55,627
Business development	5,300	3,720	6,825	15,170
	$3,829,238	$3,985,344	$11,249,773	$10,503,107

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 1 - Nature of the Business and Summary of Significant Accounting Policies:

Principles of Consolidation - The consolidated financial statements include the accounts of The RBA Group, Inc., Engineers, Architects and Planners, Et Al (the “Corporation”) and its affiliated New York partnership – The RBA Group-New York and its affiliated Connecticut limited liability company – The RBA Group of Connecticut, LLC (collectively, the "Company").

While these statements have been consolidated, the financial position and results of operations presented in the accompanying consolidated financial statements do not represent those of a single legal entity. All intercompany transactions and balances have been eliminated in consolidation.

The partners of The RBA Group - New York, who are shareholders of the Corporation, have assigned all their financial interests in the partnership to the Corporation. This affiliate has no assets or liabilities at June 30, 2015.

The members of The RBA Group of Connecticut, LLC, who are shareholders of the Corporation, have assigned all their financial interests in the LLC to the Corporation. This affiliate has no assets or liabilities at June 30, 2015.

Nature of the Business - The Company performs engineering, planning and architectural services for federal, state and local governmental agencies and the private sector, in the eastern region of the United States.

Estimates and Uncertainties - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

Revenue Recognition and Unbilled Receivables - The Company recognizes revenue using various methods depending on the type of contract. Those methods are as follows:

Cost-Plus Fixed Fee - Under cost-plus fixed fee contracts, the Company charges clients for its costs, including both direct and indirect costs, plus a fixed negotiated fee. The total estimated cost plus the fixed negotiated fee represents the total contract value. The Company recognizes revenue based on the actual labor and other direct costs incurred, plus the portion of the fixed fee it has earned to date.

Time-and-Materials - Under time-and-materials contracts, the Company negotiates hourly billing rates and charges its clients based on the actual time that it expends on a project. In addition, clients reimburse the Company for its actual out-of-pocket costs of materials and other direct incidental expenditures that it incurs in connection with its performance under the contract. Profit margins on time-and-materials contracts fluctuate based on actual labor and overhead costs that it directly charges or allocates to contracts compared to negotiated billing rates.

Firm Fixed-Price - Firm fixed-price contracts, commonly called lump-sum contracts, involve performing all of the work under the contract for a specified lump-sum fee. Firm fixed-price contracts are typically subject to price adjustments if the scope of the project changes or unforeseen conditions arise. The Company recognizes revenue on firm fixed-price contracts using the cost-to-cost approach in applying the percentage-of-completion method. Under this approach, revenue is earned in proportion to total costs incurred divided by total costs expected to be incurred. Recognition of revenue and profit is dependent upon a number of factors including engineering progress, the achievement of milestones, labor productivity and cost estimates made at the balance sheet date. Due to uncertainties inherent in the estimation process, actual completion costs may vary from estimates. If estimated total costs on contracts indicate a loss, the Company recognizes that estimated loss in the period the estimated loss first becomes known. Prior to completion, recognized profit margins on any firm fixed-price contract depend on the accuracy of the Company’s estimates and will increase to the extent that its actual costs are below the estimated amounts. Conversely, if the Company’s costs exceed these estimates, its profit margins will decrease and the Company may realize a loss on a project.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

In the course of providing its services, the Company routinely subcontracts for services and incurs other direct costs on behalf of its clients. These costs are passed through to clients and, in accordance with industry practice and GAAP, are included in the Company’s revenue and cost of revenue. Because subcontractor services and other direct costs can change significantly from project to project and period to period, changes in revenue may not be indicative of business trends.

Unbilled receivables represent the net amount of revenue earned, but not billed to the customer. These receivables are recorded at net realizable value.

Securities Available-for-Sale - Investments in marketable securities consist of various securities reported as available-for-sale (Note 3). Unrealized holding gains and losses on securities are not included in other comprehensive income. All security gains and losses are directly allocated to employees in the Company’s deferred compensation plan.

Property, Equipment and Software - Property, equipment and software are stated at cost. The Company provides for depreciation and amortization principally on the straight-line method at rates based upon useful lives of the respective assets of five to seven years for furniture and equipment and three to five years for software.

Accounts Receivable - The Company records trade accounts receivable at net realizable value. This value includes an appropriate allowance for estimated uncollectible accounts to reflect any loss anticipated on the trade accounts receivable balances. The Company calculates this allowance based on its history of write-offs, level of past-due accounts, and its relationships with, and the economic status of, its customers. Accounts receivable are written-off when deemed uncollectible. Generally, the Company does not require collateral to support its accounts receivable balances.

Treasury Stock - The Company accounts for repurchased common stock using the cost method.

Subsequent Events - Management has reviewed and evaluated all events and transactions from June 30, 2015 through September 4, 2015, the date that the consolidated financial statements are available for issuance. The effects of those events and transactions that provide additional pertinent information about conditions that existed at the balance sheet date have been recognized in the accompanying consolidated financial statements. See Note 12.

Note 2 - Property and Equipment:

Property and equipment consist of the following at June 30, 2015:

Furniture and fixtures	$887,716
Computer equipment	1,096,147
1,983,863
Less: Accumulated depreciation	1,392,306
$591,557

Depreciation and amortization expense, inclusive of computer software amortization, was $53,321 and $38,625 for the three months ended June 30, 2015 and 2014, respectively, and $123,881 and $115,875 for the nine months ended June 30, 2015 and 2014, respectively.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 3 - Securities Available-For-Sale and Deferred Compensation Payable:

The Company has a Deferred Compensation Plan whereby participating employees may defer a portion of their compensation and earn income on their deferred amounts. Cash provided by the deferred compensation plan is used to purchase securities available-for-sale. Although the securities remain the sole property of the Company, the fair value of the securities purchased determines the benefits to which employees participating in the plan are entitled. These securities, which consisted primarily of common stock, mutual funds, fixed income, and money market funds, experienced an unrealized gain of approximately $65,660 for the nine months ended June 30, 2015. These changes in fair market value are included in securities available-for-sale and deferred compensation payable. In June 2015, all the securities were sold and the proceeds were placed into a money market fund.

In July 2015, in connection with a stock purchase agreement (see Note 12), the Company amended the Plan to terminate it and distribute all the associated funds to the employees participating in the Plan.

Note 4 - Fair Value Measurement:

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of the fair value hierarchy under FASB ASC 820 are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the plan has the ability to access.

Level 2 - Inputs to the valuation methodology include:

●	quoted prices for similar assets or liabilities in active markets;
●	quoted prices for identical or similar assets or liabilities in inactive markets;
●	inputs other than quoted prices that are observable for the asset or liability;
●	inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at June 30, 2015.

●	Money Market: Valued at the closing price in the active market in which the asset is traded.

The preceding methods may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, although management believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The following table sets forth by level, within the fair value hierarchy, the Company’s assets at fair value as of June 30, 2015.

	Assets at Fair Value as of June 30, 2015
	Level 1	Level 2	Level 3	Total

Money market	$1,867,178	$-	$-	$1,867,178

Total assets at fair value	$1,867,178	$-	$-	$1,867,178

Note 5 - Retirement Plan:

The Company has a voluntary contributory savings plan (the "Plan") covering all employees who elect to contribute a portion of their compensation to the Plan, subject to certain limitations. The Company contributes a discretionary 25% contribution of the first 6% of salary deferral. Employer contributions, included in indirect and administrative expenses, totaled $59,322 and $54,330 for the three months ended June 30, 2015 and 2014, respectively, and $165,362 and $137,730 for the nine months ended June 30, 2015, and 2014, respectively.

Note 6 - Note Payable to Bank:

Note payable to bank at June 30, 2015 bears interest at the bank's prime rate (3.25% at June 30, 2015) and are under a line-of-credit agreement providing maximum borrowings of $4,000,000, through March 31, 2016. The Company has outstanding letters-of-credit for approximately $677,000 to collateralize obligations under two lease agreements which reduce the borrowing availability under the note. The note is collateralized by substantially all assets of the Company. At June 30, 2015, $448,000 was available on the line-of-credit.

In July 2015 the sole stockholder of the Company (see Note 12) paid off this note payable in its entirety and all other bank debt (see Note 8).

Note 7 - Accrued Expenses:

Accrued expenses consist of the following at June 30, 2015:

Paid time off	$1,114,118
Salary	440,987
Deferred rent	587,100
Other	495,172
$2,637,377

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Note 8 - Long-Term Debt:

Long-term debt at June 30, 2015 consists of the following:

	Interest Rate
Installment notes payable to former stockholders for purchase of treasury stock, due through 2017	8.00%	$177,625

Term note due in monthly principle installments of $41,667 plus interest at the bank's prime rate plus .5%, due January 2017, collateralized by substantially all the assets of the Company. This note is subject to certain financial covenants.	3.75%	791,667

Term note due in monthly installments of principal and interest of $8,697, due March 2019, collateralized by substantially all the assets of the Company. This note is subject to certain financial covenants.	4.00%	355,388
		1,324,680
Less: Current Maturities		681,260
		$643,420

Long-term debt at June 30, 2015 was scheduled to mature as follows:

Twelve Months Ended
June 30,
2016	$681,260
2017	472,682
2018	102,190
2019	68,548
$1,324,680

In July 2015 the new sole stockholder of the Company (see Note 12) paid off the two term notes in their entirety. The installment notes payable to former stockholders were not paid off.

Note 9 - Income Taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Significant components of the Company’s net deferred tax assets at June 30, 2015 are as follows:

Current deferred tax assets:
Allowance for doubtful accounts	$142,000
Accrued rent	253,000
Accrued sick and vacation	365,000
Deferred compensation	509,000
Other	1,000
1,270,000
Long-term deferred tax assets (liabilities):
Fixed assets	(303,000)

Net deferred income tax assets	$967,000

A summary of income taxes follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2015	2014	2015	2014
Current:
Federal	$22,023	$60,481	$112,000	$356,049
State and Local	10,224	24,021	52,000	141,409
	32,247	84,502	164,000	497,458
Deferred:
Federal	(10,421)	1,287	(53,000)	7,575
State and Local	(4,326)	(286)	(22,000)	(1,683)
	(14,747)	1,001	(75,000)	5,892

	$17,500	$85,503	$89,000	$503,350

The most significant jurisdictions in which the Company is required to file income tax returns include the U.S. federal jurisdiction, the States of New Jersey and New York and the City of New York. With few exceptions, the Company is no longer subject to U.S. federal income tax examinations by tax authorities for the years before 2012 and state and local tax examinations by tax authorities for the years before 2011. The effective tax rate differs from the expected statutory rate due to certain permanent tax differences, the largest of which is the domestic production activities deduction.

Note 10 - Commitments and Contingencies:

Buy-Sell Agreement - In accordance with an agreement with its stockholders, the Company is obligated to purchase the shares of common stock owned by them upon the termination of their employment. The purchase price is based on the net book value per share as of the year-end closest to the date of termination. Payment is due within a two to six year period dependent on the value of the shares purchased by the Company. On July 1, 2015, all outstanding stock was sold to a third-party corporation (see Note 12).

THE RBA GROUP, INC., ENGINEERS, ARCHITECTS AND PLANNERS, ET AL

(T/A THE RBA GROUP)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Leases - The Company’s long-term leases consist of office space in New Jersey and New York. The following is a schedule of future minimum rental payments required for these noncancellable leases which have initial or remaining lease terms in excess of one year at June 30, 2015.

Twelve Months Ending	Operating Leases
June 30,	Total

2016	$1,705,155
2017	1,799,037
2018	1,807,862
2019	1,226,872
2020	753,900
Thereafter	4,205,246

Total future minimum lease payments	$11,498,072

Rent expense, including utility costs, was $490,144 and $403,258 for the three months ended June 30, 2015 and 2014, respectively, and $1,363,512 and $1,194,857 for the nine months ended June 30, 2015 and 2014, respectively.

Litigation - There are legal proceedings against the Company, which arise from the ordinary course of its business activities. Although the ultimate disposition of these proceedings is not presently determinable, management does not expect the outcome to have a material adverse effect on the Company’s financial position.

Note 11 - Concentrations:

Major Customers - Revenues from three governmental agencies represented approximately 35% of total revenues for the three months ended June 30, 2015, and the nine months ended June 30, 2015. Amounts due from these customers totaled approximately $2,405,000 at June 30, 2015. Revenues from three governmental agencies represented approximately 39% of total revenues for the three months ended June 30, 2014, and the nine months ended June 30, 2014.

Credit Risk - The Company maintains its cash balances in one financial institution, which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 each. At times, such balances may be in excess of the FDIC insurance limit.

Concentrations of credit risk with respect to accounts receivable, other than major customers, are limited due to a large customer base and geographic dispersion of customers.

Note 12 - Subsequent Events:

On July 1, 2015, in connection with a stock purchase agreement (the “Agreement”), all the outstanding stock of the Company was sold to a third party corporation (the “Buyer”). As a result, the Company became a wholly owned subsidiary of the Buyer at that date. In connection with the Agreement, the Company amended the deferred compensation plan to terminate it and distribute all associated funds to the employees participating in the Plan (see Note 3). Additionally, in July 2015 the Buyer paid off the note payable and two term loans of the Company in their entirety (see Notes 6 and 8).